Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. REPORTS RECORD FIRST QUARTER 2011 RESULTS

Q1 2011 Revenue of $82.5 million (+27.0% y/y), Net Income of $9.8 million (+29.5% y/y) and EPS $0.34 (+25.6% y/y)

Announces Three-For-One Stock Split (Subject to Shareholder Approval)

NEW YORK, N.Y., April 29, 2011—HMS today announced financial results for its first quarter ended March 31, 2011.

For the first quarter of 2011 revenue increased 27% to $82.5 million, compared with $65.0 million for the same period a year ago.  Net income for the quarter was $9.8 million or $0.34 per fully diluted share compared to net income of $7.6 million or $0.27 per fully diluted share for the same period a year ago.

“We are pleased to be starting off the year with a strong first quarter, and we believe our sales pipeline bodes well for 2011 and beyond” said Bill Lucia, Chief Executive Officer of HMS.  “In our core business we were awarded significant contracts in both our Government and Managed Care markets, entering new states and adding more than two million Medicaid lives to our portfolio.”

Lucia added, “The demand for our services is increasing as states begin to early adopt elements of the Affordable Care Act in advance of 2014 through a wide range of initiatives that include expanded Medicaid eligibility and implementation of insurance exchanges.  Reform is also resulting in a faster-than-anticipated shift in Medicaid lives from fee for service to managed care, and we’re prepared to absorb those lives.”

“We’re particularly excited about our expanding footprint in the program integrity arena, where we’ve been named a Medicaid Recovery Audit Contractor (RAC) in eight states. A number of our existing state clients have obtained permission from the Center for Medicare & Medicaid Services (CMS) to use our current contractual relationship to meet the new RAC requirement. Given the breadth of our Medicaid presence and the people, process and technology we bring to the programs, we’re confident that states will continue to leverage the value HMS generates on their behalf.”

“Given our history of performance and the outlook for our company, we are confident in our ability to continue to create significant value for our shareholders.  With this in mind, we are pleased to announce that our Board of Directors has approved a three-for-one stock split, subject to shareholder approval of a proposed amendment to our Certificate of Incorporation to increase the number of shares of common stock that we are authorized to issue.  We will be seeking shareholder approval of the proposed amendment at our 2011 Annual Meeting of Shareholders in July.”

HMS will be hosting its first quarter 2011 conference call and webcast with the investment community on Friday, April 29, 2011 at 9:00 am Eastern Time.  Individuals can access the webcast at http://investor.hms.com or listen to the call at 877-627-6544.  International participants can listen to the call at 1-719-325-4932.

The webcast will be archived on the website.  Individuals can access the webcast at http://investor.hms.com or listen to the replay at 1-888-203-1112.  International participants can listen to the replay at 1-719-457-0820.  The passcode is 8830850. The replay will be available at 11 a.m. ET on April 30 through midnight on May 7, 2011.

The HMS Form 10-Q for the quarter March 31, 2011 will be filed and available on our website on http://investor.hms.com or about May 10, 2011, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

HMS Holdings Corp. (NASDAQ: HMSY), through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payors. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 120 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered over $1.8 billion in 2010, and saved billions of dollars more through prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the reimbursement process and reduce the need for and price of our services; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services;  and our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse.  A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information and Where To Find It

In connection with the proposed amendment to the Company’s Certificate of Incorporation, the Company plans to file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read such proxy statement when it is available, because it contains important information. Investors and other security holders can obtain copies of the proxy statement free of charge by directing a request to Christine Saenz, Telephone (212)-857-5986. You may also obtain free copies of the proxy statement (when available) by accessing the SEC’s website at http://www.sec.gov.

HMS and its directors and executive officers may be deemed to be participants in the solicitation of HMS shareholders in connection with the 2011 Annual Meeting of Shareholders.  Shareholders may obtain information regarding the names, affiliations and interests of such individuals in HMS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is on file with the SEC, as well as its upcoming proxy statement for the 2011 Annual Meeting (when available).

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Amounts)

(unaudited)

	Three months ended March 31,
	2011	2010

Revenue	$82,457	$64,952

Cost of services:

Compensation	31,311	23,789
Data processing	4,982	3,819
Occupancy	3,808	3,341
Direct project costs	9,589	7,574
Other operating costs	4,214	3,228
Amortization of acquisition related software and intangibles	1,740	1,503
Total cost of services	55,644	43,254

Selling, general & administrative expenses	10,704	8,982
Total operating expenses	66,348	52,236
Operating income	16,109	12,716

Interest expense	(23)	(23)
Other expense, net	257	—
Interest income	35	17

Income before income taxes	16,378	12,710
Income taxes	6,562	5,131
Net income	$9,816	$7,579

Basic income per common share:
Net income per share-basic	$0.35	$0.28
Basic income per common share:
Net income per share-diluted	$0.34	$0.27

Weighted average shares:
Basic	27,937	26,919
Diluted	28,958	28,177

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and Per Share Amounts)

(unaudited)

	March 31, 2011	December 31, 2010
Assets
Current Assets:
Cash and cash equivalents	$116,233	$94,836
Accounts receivable, net of allowance of $799 at March 31, 2011 and December 31, 2010	67,222	75,123
Prepaid expenses	5,978	5,521
Prepaid income taxes	1,518	3,533
Other current assets	230	371
Net deferred tax asset	687	664
Total current assets	191,868	180,048

Property and equipment, net	44,350	44,713
Goodwill, net	106,675	107,414
Intangible assets, net	19,057	19,826
Other assets	1,500	904
Total assets	$363,450	$352,905
Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other liabilities	$22,869	$32,502
Total current liabilities	22,869	32,502

Long-term liabilities:
Contingent payment due to AMG-SIU	2,703	2,573
Accrued deferred rent	1,733	1,842
Other liabilities	1,874	2,582
Deferred tax liabilities	6,134	5,768
Total long-term liabilities	12,444	12,765
Total liabilities	35,313	45,267

Shareholders’ Equity:

Preferred Stock - $. 01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock - $ .01 par value; 45,000,000 shares authorized; 29,807,421 shares issued and 28,144,575 shares outstanding at March 31, 2011; 29,447,182 shares issued and 27,784,336 shares outstanding at December 31, 2010	298	294
Capital in excess of par value	215,718	205,039
Retained earnings	121,518	111,702
Treasury stock, at cost; 1,662,846 shares at March 31, 2011 and December 31, 2010	(9,397)	(9,397)

Total shareholders’ equity	328,137	307,638
Total liabilities and shareholders’ equity	$363,450	$352,905

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

 (in Thousands)

(unaudited)

	Three Months ended March 31,
	2011	2010

Operating activities:
Net income	$9,816	$7,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,837	3,680
Stock-based compensation expense	2,036	1,761
Deferred income taxes	342	(529)
Change in fair value of contingent consideration	130	—
Loss on disposal of fixed assets	2	—
Changes in assets and liabilities:
Decrease in accounts receivable	7,901	2,391
Decrease in prepaid expenses and other current assets	1,538	4,423
(Increase)/decrease in other assets	(596)	78
Decrease in accounts payable, accrued expenses and other liabilities	(8,156)	(7,749)
Net cash provided by operating activities	17,850	11,634

Investing activities:
Purchases of property and equipment	(4,793)	(3,122)
Acquisition of AMG-SIU	161	—
Investment in capitalized software	(468)	(541)
Net cash used in investing activities	(5,100)	(3,663)

Financing activities:
Proceeds from exercise of stock options	6,280	1,180
Payments of tax withholdings on behalf of employees for net-share settlement for share-based compensation	(897)	—
Excess tax benefit from exercised stock options	3,264	1,384
Net cash provided by financing activities	8,647	2,564
Net increase in cash and cash equivalents	21,397	10,535

Cash and cash equivalents at beginning of period	94,836	64,863

Cash and cash equivalents at end of period	$116,233	$75,398
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1,048	$572
Cash paid for interest	$24	$—
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$480	$183

HMS HOLDINGS CORP. AND SUBSIDIARIES

Reconciliation of net income to EBITDA and adjusted EBITDA

(In Thousands)

(unaudited)

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and stock-based compensation expense (adjusted EBITDA) was $23.2 million for the first quarter of 2011, an increase of 27.8% over the same period a year ago.

Reconciliation of net income to EBITDA and adjusted EBITDA

	Three Months Ended March 31,
	2011	2010
Net Income	$9,816	$7,579

Net interest (income)/expense	(12)	6
Income taxes	6,562	5,131
Depreciation and amortization	4,837	3,680

Earnings before interest, taxes, depreciation and amortization (EBITDA)	21,203	16,396
Stock-based compensation expense	2,036	1,761
Adjusted EBITDA	$23,239	$18,157